UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.         )

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Advent Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Advent Software, Inc. (the “Company” or “Advent”), a Delaware corporation, will be held on Wednesday, May 12, 2004 at 9:00 a.m., local time, at Advent’s principal executive offices located at 301 Brannan Street, 6th floor, San Francisco, California 94107, for the following purposes:

1.	To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the 2004 Director Option Plan and reserve 600,000 shares of Company common stock for issuance thereunder.

3.	To approve the amended and restated 2002 Stock Plan.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2004.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 17, 2004 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Graham V. Smith

Secretary

San Francisco,	California
April	7, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ADVENT SOFTWARE, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited on behalf of Advent Software, Inc. (the “Company” or “Advent”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 12, 2004 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Advent’s principal executive offices located at 301 Brannan Street, 6th floor, San Francisco, California 94107. The Company’s telephone number is (415) 543-7696.

These proxy solicitation materials will be mailed on or about April 7, 2004 together with the Company’s 2003 Annual Report to Stockholders, to all stockholders entitled to notice of and to vote at the Annual Meeting.

Record Date

Stockholders of record at the close of business on March 17, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 33,107,797 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s Common Stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners.”

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the Company’s corporate offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2004 Director Option Plan and to reserve 600,000 shares for issuance thereunder, to approve an amendment to the 2002 Stock Plan to allow the Company to issue stock purchase rights, stock appreciation rights and performance units, and to ratify the appointment of PricewaterhouseCoopers LLC as independent auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and broker “non-vote” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum of shares is present at a meeting. A plurality of the votes duly cast is required for the election of directors. A plurality of the votes duly cast means that only affirmative votes will affect the outcome of the election. Therefore, neither abstentions nor broker “non-votes” will have any impact on the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the 2004 Director Option Plan and to reserve 600,000 shares for issuance thereunder, to approve an amended and restated 2002 Stock Plan to, among other things, allow the Company to issue stock purchase rights, stock appreciation rights and performance units, and to ratify the appointment of independent auditors. Abstentions are deemed to be “votes cast” and will have the effect of votes against the proposal to approve the 2004 Director Option Plan, to approve an amended and restated 2002 Stock Plan and to ratify the appointment of independent auditors. However, broker “non-votes” are not deemed to be “votes cast” and therefore are not included in the tabulation of the voting results on these proposals.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2005 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 3, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. If a stockholder wishes to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors—Corporate Governance Matters.”

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to or mailed and received at the Company’s executive offices no later than December 3, 2004, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Advent Software, Inc., Corporate Secretary, 301 Brannan Street, 6th Floor, San Francisco, California 94107.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The Company’s Board is currently composed of seven members. Monte Zweben, a director of the Company since August 1997, is not standing for re-election to the Board of Directors and his term as director will cease as of the date of the Annual Meeting. In connection with Mr. Zweben’s retirement, the Board of Directors adopted a resolution, effective as of the date of the Annual Meeting, to decrease the size of the Board of Directors to six members, as authorized by the Company’s Bylaws.

Six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding Nominees and Other Directors

Nominees

The name of and certain information regarding each nominee as of March 30, 2004 are set forth below.

Name	Age	Principal Occupation
John H. Scully	59	Managing Director, SPO Partners & Co.

Stephanie G. DiMarco	46	Chief Executive Officer and President of the Company

Terry H. Carlitz	52	Independent Business Advisor

James P. Roemer	56	Chairman of the Board, ProQuest Company

Wendell G. Van Auken	59	General Partner, Mayfield Fund

William F. Zuendt	57	President and Chief Operating Officer (Retired), Wells Fargo and Company

Mr. Scully has been a director since October 2003 and was appointed Chairman in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company and the privately-held Hotel Equity Funds. He also is a trustee of Stanford University, a director of the Stanford Management Company and a director of Stanford Hospital and Clinics. In addition, Mr. Scully is also chairman and founder of the Making Waves Educational Program. Mr. Scully is a graduate of Princeton University and the Stanford Graduate School of Business.

Ms. DiMarco founded Advent in June 1983. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco currently serves as Chief Executive Officer and President since her permanent appointment to the position in December 2003 after serving on an interim basis from May 2003. Previously, she had served as President since founding Advent until April 1997 and as Chief Executive Officer until November 1999. She is a member of the Board of Trustees of the UC Berkeley Foundation, serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a San Francisco Foundation board member and a member of its Investment and Audit committees. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

Ms. Carlitz has been a director since February 2003. From 1999 to 2002, Ms. Carlitz served as Chief Financial Officer and board member of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, she served as Senior Vice President of Operations and Chief Financial Officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry, and from 1995 to 1998 as Chief Financial Officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions until its merger with SunGard Data Systems. She held various senior financial management positions at Apple Computer from 1987 to 1995. She holds a M.B.A. from Stanford University and a B.S. from San Jose State University. Ms. Carlitz is a director of Hyperion Solutions Corporation, a provider of business performance management solutions.

Mr. Roemer has been a director since March 2004. Mr. Roemer has been Chairman of ProQuest Company since 1998. He served as ProQuest’s Chief Executive Officer from 1997 to 2003, and as President from 1995 to 2001. From January 1994 to June 1995, he served as President and Chief Executive Officer of ProQuest Information and Learning Company. In October 1991, Mr. Roemer joined ProQuest as President and Chief Operating Officer of ProQuest Business Solutions Company and was promoted to President and Chief Executive Officer of that company in September 1993. Prior to joining ProQuest Company, he was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of LexisNexis, an online information service. Mr. Roemer attended the University of Cincinnati and completed the Executive Program at the University of Virginia and the Program for Management Development at Harvard University.

Mr. Van Auken has been a director since September 1995. Mr. Van Auken has been a general partner of Mayfield Fund, a venture capital firm, since October 1986. Mr. Van Auken holds a M.B.A. from Stanford University and a B.E.E. from Rensselaer Polytechnic Institute. Mr. Van Auken is a director of Montgomery Street Income Securities, Inc., an investment company.

Mr. Zuendt has been a director since August 1997. Mr. Zuendt retired as President and Chief Operating Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, in 1997. Mr. Zuendt joined Wells Fargo in 1973 with responsibility for its computer systems and operations. He directed Wells Fargo’s retail banking business throughout the 1980’s and was appointed President in 1994. Mr. Zuendt earned a M.B.A from Stanford University and a B.S. in mathematics from Rensselaer Polytechnic Institute. Mr. Zuendt is a director of Blue Martini Software, a provider of customer relationship management applications.

Retiring Director

Monte Zweben, a current director not standing for re-election, was a director of the Company at the end of the Company’s fiscal year ending December 31, 2003 and this information is being incorporated by reference into the Company’s Annual Report on form 10-K for the year ended December 31, 2003.

Mr. Zweben became a director in November 1997 and is not standing for re-election. He has been Chief Executive Officer of Blue Martini Software, a provider of customer relationship management applications since June 1998. Prior to founding Blue Martini Software in 1998, Mr. Zweben was Vice President and General Manager of PeopleSoft’s Manufacturing Industry Unit. Mr. Zweben co-founded Red Pepper Software in 1992 and served as Chief Executive Officer, President and Chairman until its merger with PeopleSoft in December 1996. Mr. Zweben received a M.S. in Computer Science from Stanford University and a B.S. in Computer Science and Industrial Management at Carnegie-Mellon University.

Board Meetings and Committees

During 2003, the Board of Directors held a total of nine meetings (including regularly scheduled and special meetings) and took action four times by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served.

The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee. As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Van Auken and Zuendt and Ms. Carlitz, each of whom is “independent,” as defined by the listing standards of The NASDAQ Stock Market for audit committee members. The Board of Directors has determined that Messrs. Van Auken and Zuendt and Ms. Carlitz are “audit committee financial experts” as defined under the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available at the Company’s web site, www.advent.com. The Audit Committee is responsible for, among other things, assisting the Board of Directors in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements related to financial affairs and reporting, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the internal accounting and financial controls of the Company. The Audit Committee held nineteen meetings during 2003.

Compensation Committee. As of the date of this proxy statement, the Compensation Committee consists of Messrs. Scully and Zweben and Ms. Carlitz, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. The Compensation Committee is governed by a written charter adopted and approved by the Board of Directors. The Compensation Committee is responsible for, among other things, (i) reviewing and approving the compensation and benefits for the Company’s officers and other employees, (ii) administering the Company’s stock purchase and stock option plans, and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held three meetings during 2003.

Corporate Governance and Nominating Committee. As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of all of the directors other than Ms. DiMarco, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. The Corporate Governance and Nominating Committee has a written charter adopted and approved by the Board of Directors. A copy of the Corporate Governance and Nominating Committee Charter is available at the Company’s web site, www.advent.com. This committee’s responsibilities include overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, and developing overall governance guidelines, overseeing the performance and compensation of the Board of Directors and reviewing and making recommendations regarding the composition and mandate of Board committees. The Corporate Governance and Nominating Committee held ten meetings during 2003.

Director Compensation

Cash Compensation. Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. Effective May 14, 2003, non-employee members of the Board of Directors receive (1) an annual cash retainer of $24,000, payable quarterly, and $1,500 for attendance (whether in person or by phone) at each meeting of the Board of Directors and (2) $750 for attendance (whether in person or by phone) at each meeting of a Board committee. Prior to May 14, 2003, non-employee directors received an annual cash retainer of $5,000 and $1,250 for in person or phone attendance at each meeting of the Board of Directors.

Option Grant. Non-employee directors are eligible to participate in the Company’s 1995 Director Option Plan (the “Director Plan”). The Director Plan was approved by the Board in October 1995 and was ratified by stockholders in November 1995, at which time a total of 225,000 shares of Common Stock were reserved for issuance thereunder. The Director Plan was amended in May 2000 to provide for an additional 200,000 shares of Common stock to be reserved for issuance thereunder. As of February 29, 2004, there were 225,000 options outstanding under the Director Plan. The Director Plan became effective on the date of the Company’s initial public offering on November 15, 1995, and is currently administered by the Board of Directors. Under the Director Plan, each non-employee director is automatically granted a non-statutory option to purchase 30,000 shares on the date upon which such person first becomes a non-employee director (the “Initial Option”) with an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant. Thereafter, each non-employee director is automatically granted an option to purchase 6,000 shares of Common Stock on December 1st of each year (a “Subsequent Option”), provided he or she has served as a director for at least six months as of such date.

Options granted under the Director Plan have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. Initial Options granted under the Director Plan vest as to twenty percent (20%) of the shares on the first anniversary date of grant and the remaining 80% of the shares will vest in equal monthly installments over the ensuing four years. Approximately 8.33% of the shares subject to the Subsequent Options vest four years and one month after the date of grant and the remaining shares shall vest in equal monthly installments over the next 11-month period. The Director Plan is designed to work automatically, without administration; however, to the extent administration is necessary, the Director Plan has been structured so that options granted to non-employee directors who administer the Company’s other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3 promulgated thereunder. The Company is soliciting approval of the 2004 Director Option Plan to replace the Director Plan, which will expire in 2005. Options under the 2004 Director Option Plan have the same terms as the Director Plan except that Options granted under the Subsequent Option will vest and become exercisable in equal monthly installments over a 12-month period from the date of grant.

Corporate Governance Matters

Code of Ethics. Advent’s Board of Directors has adopted the Code of Ethics for Principal Executive and Senior Financial Officers. If the Board makes any substantive amendment to this Code of Ethics for the Principal Executive and Senior Financial officers or grants any waiver, including any implicit waiver, from the provision of the Code to one of these officers, we will disclose the nature of the amendment or waiver on Advent’s web site, located at www.advent.com. The Board also adopted a Code of Business Ethics and Conduct for its directors, officers, and employees on March 3, 2004 and will make it available on Advent’s web site by May 4, 2004.

Independence of the Board of Directors. The Board has determined that all directors other than Ms. DiMarco are “independent directors” as defined in the listing standards of The NASDAQ Stock Market.

Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 301 Brannan Street, 6th Floor, San Francisco, California 94107. Communications will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Attendance at annual stockholder meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. At the time of the Company’s 2003 annual meeting of stockholders, the Company had 5 directors, all of whom attended the meeting.

Process for nominating candidates for election to the Board of Directors. Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.5 of the Company’s Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice to the Secretary of the Company. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. For a copy of the Company’s Bylaws, please write to the Corporate Secretary at the Company’s executive offices set forth above.

Process for recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 301 Brannan Street, 6th Floor, San Francisco, California 94107, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, or technology, including their understanding of the financial services industry and Advent’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors for selection, the director nominees.

Mr. Scully was identified and recommended to the Board of Directors by Ms. DiMarco. Mr. Roemer was identified and recommended to the Board of Directors by Mr. Scully. All members of the Corporate Governance and Nominating Committee interviewed Mr. Scully. All members of the Corporate Governance and Nominating Committee interviewed Mr. Roemer, except Mr. Zweben. Both Messrs. Scully and Roemer were recommended by the Committee for election to the Board of Directors.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL NO. 2

APPROVAL OF THE ADVENT SOFTWARE, INC.

2004 DIRECTOR OPTION PLAN

Proposal

We are asking our stockholders to approve the 2004 Director Option Plan (the “Plan”) so that we can use it to attract and retain the best available personnel for service as non-employee directors and to encourage their continued service on our Board of Directors (the “Board”). The Board has approved the Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock (“Shares”) that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the Plan, it will replace our 1995 Director Option Plan, which will be terminated, except with respect to outstanding options previously granted thereunder. Our non-employee directors have an interest in this proposal.

We believe strongly that the approval of the Plan is essential to our continued success. Stock options such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on the Board. In addition, due to recent statutory and regulatory changes, directors are required to accept greater responsibility, devote more time to their service as directors, and in many instances require a specific expertise to serve. The Company believes that, over the years, its director option plans have made a significant contribution to the ability of the Company to attract and retain highly competent individuals to the Board on whose judgment, initiative, leadership and continued efforts the growth and profitability of the Company depend. Our 1995 Director Option Plan will expire in 2005.

Summary of the Plan

The following questions and answers provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

What types of awards are granted under the Plan?

The Plan permits the grant of non-statutory stock options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan also permits non-employee directors to elect to receive restricted stock in lieu of cash compensation.

How many Shares are available for issuance under the Plan?

A total of 600,000 Shares have initially been reserved for issuance under the Plan. The Shares may be authorized but unissued, or reacquired Shares. As of February 29, 2004, no options have been granted under the Plan.

If an option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution under the Plan.

In the event that any option or award of restricted stock granted under the Plan would cause the number of Shares subject to outstanding options and awards of restricted stock plus the number of Shares previously purchased under options and awards of restricted stock to exceed the Shares reserved for issuance under the Plan, then the remaining Shares available for option and restricted stock grant will be granted under options and awards of restricted stock to the non-employee directors on a pro rata basis. No further grants will be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of options or forfeiture of restricted stock previously granted under the Plan.

Who is eligible to receive options?

Only non-employee directors are eligible to participate in the Plan. All options shall be granted automatically in accordance with the terms and conditions of the Plan. No person will have any discretion to select which non-employee directors will be granted options or to determine the number of Shares to be covered by the options.

Administration and Grants of Options

The Plan provides for grants of options to be made in two ways:

•	each non-employee director is automatically granted an option to purchase 30,000 Shares (the “First Option”) upon the date such individual first becomes a non-employee director, on or after the effective date of the Plan, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy; provided that an employee director who ceases to be an employee director but remains a member of the Board as a non-employee director will not receive a First Option; and

•	each non-employee director is automatically granted an option to purchase 6,000 Shares (the “Subsequent Option”) on the date of each annual stockholders meeting, commencing on the 2004 Annual Meeting, if on such date he or she is then a non-employee director and has served on the Board for at least the preceding six (6) months.

Terms and Conditions of the Options

Each Option is evidenced by a director option agreement between the Company and the non-employee director, and is subject to the following additional terms and conditions:

Term of Options. The First and Subsequent Options granted under the Plan have a maximum term of ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

Exercise of the Options. An option granted under the Plan is exercised by giving written notice of exercise to the Company, specifying the number of Shares to be purchased and tendering payment of the purchase price to the Company in the form described below. Twenty percent (20%) of the Shares subject to the First Option will become vested and exercisable on the one-year anniversary of the grant date and the remaining 80% of the Shares subject to the First Option will vest and become exercisable in equal monthly installments over the next four years thereafter. Shares subject to the Subsequent Option will vest and become exercisable in equal monthly installments following the grant date, such that 100% of the Shares subject to the Subsequent Option will become vested and exercisable on the one-year anniversary of the date of grant. In each case, the vesting of the First and Subsequent Option is subject to the optionee remaining a director of the Company through each relevant vesting date.

Forms of Consideration. Payment for Shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, certain other Shares, cashless exercise, or any combination of these methods of payment.

Termination of Directorship. In the event an optionee’s status as a director terminates for any reason other than upon the optionee’s death or disability, all of the options held by the optionee under the Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of three (3) months following the date of such termination. In the event an optionee’s status as a director terminates as a result of the optionee’s death or disability, all of the options held by the optionee under the Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of twelve (12) months following the date of such death or disability. However, in no event may the period of exercisability extend beyond the expiration date of the option.

Non-transferability of Options. An option generally is not transferable by the optionee, other than by will or the laws of descent and distribution. During the optionee’s lifetime, only the optionee may exercise the option.

Election to Receive Restricted Stock in Lieu of Cash

On the date of each annual meeting of stockholders of the Company during the term of this Plan, commencing with the 2004 Annual Meeting, each non-employee director may elect to receive restricted stock, in lieu of his or her annual cash retainer, committee fees and meeting fees (collectively, “Director Fees”) for the year following the meeting, by making an irrevocable election. The election must be in writing and delivered to the Secretary of the Company prior to the date of the applicable annual meeting. The non-employee director may elect to receive 25%, 50%, 75%, or 100% of the next year’s Director Fees in restricted stock; any balance of the Director Fees will be paid in cash.

The restricted stock shall be paid quarterly in advance in an amount equal to the cash compensation that would have been payable for such quarter. The restricted stock will be 100% vested on the date of grant and will have a purchase price equal to $0.01 per Share (the par value of our Common Stock).

Adjustments Upon Changes in Capitalization

If there is a stock split, a reverse stock split, a stock dividend, a combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company (except for certain conversions of convertible securities), appropriate adjustments shall be made, subject to any required action by the Company’s stockholders, to:

•	the number of Shares covered by each outstanding option,

•	the number of Shares which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option,

•	the price per Share covered by each outstanding option, and

•	the number of Shares issuable pursuant to the automatic option grants.

What happens in the event of a merger or similar transaction?

In the event of a change of control (as defined in the Plan), all outstanding options under the Plan will become fully vested and exercisable, including as to Shares for which such options would not otherwise be exercisable, and any restrictions on restricted stock will lapse. In such event, the Board will notify the optionee that the option shall be fully vested and exercisable for a period of 30 days from the date of such notice, and upon the expiration of such period, the option will terminate.

Federal Tax Aspects

The following discussion summarizes certain U.S. federal income tax considerations for non-employee directors receiving options under the Plan and certain tax effects on the Company, based upon the provisions of the Code and as in effect on the date of this proxy statement, and current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the Plan and does not discuss the tax consequences of a non-employee director’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the non-employee director may reside

Stock Options.

No taxable income is reportable when a stock option is granted to a non-employee director. Upon exercise of a non-statutory stock option, the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an option under the Plan in an amount equal to the ordinary income realized by a non-employee director and at the time the non-employee director recognizes such income.

Amendment and Termination of the Plan

The Board may at any time amend, alter, suspend, or discontinue the Plan, except that certain amendments may require shareholder approval or the consent of participants in the Plan. By its terms, the Plan automatically will terminate in 2014.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Options such as those provided under the Plan constitute an important incentive for non-employee directors and will help us to attract and retain qualified individuals to serve on the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 DIRECTOR OPTION PLAN

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED

ADVENT SOFTWARE, INC. 2002 STOCK PLAN

Proposal

This is a proposal to approve the amendment and restatement of our 2002 Stock Plan (the “Plan”) so that we can use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. Approval of the amendment and restatement of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

Our Board of Directors (the “Board”) has approved the amendment and restatement of the Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal.

We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the amended and restated Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve the Company’s goals.

Changes being made to the Plan

The Plan currently allows for the grant of stock options. The stockholders are being asked to approve an amendment to the Plan to also permit the award of stock purchase rights, stock appreciation rights, performance shares, and performance units under the Plan. The ability to grant a wider range of awards under the Plan will help us achieve our goals of attracting, retaining and motivating our talented personnel. We want to ensure the Company has maximum flexibility in determining the appropriate equity compensation for its employees and other service providers. If our stockholders approve the amended and restated Plan, no more than 25% of the aggregate total of the shares reserved but not issued under the Plan as of February 29, 2004 plus (a) any shares that later become available for issuance under the Plan as the result of shares that would otherwise return to the 1992 Stock Plan due to the termination of options or repurchase of shares issued under the 1992 Stock Plan, and (b) the total number of shares added annually to the Plan, in each case after February 29, 2004, may be awarded pursuant to awards of stock purchase rights and performance shares and/or units. The amended and restated Plan has also been amended to add specific performance criteria that the Plan administrator may use to establish performance objectives upon achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code. We are not proposing to amend the Plan in any other material respect.

Shares Available for Issuance under the Plan

Shares under the Plan may be authorized but unissued, or reacquired shares. The maximum aggregate number of shares of the Company common stock that may be optioned and sold under the Plan is the total number of shares which was reserved but not issued under our 1992 Stock Plan as of the date we originally received stockholder approval for this Plan, plus any shares returned to the 1992 Stock Plan as a result of termination of options or repurchase of shares issued under the 1992 Stock Plan. In addition, the Plan provides for annual increases in the number of shares available for issuance thereunder on the last day of each Company fiscal year, beginning in 2002, equal to the lesser of:

•	2% of the outstanding shares of our common stock on the last day of the fiscal year;

•	1,000,000 shares; and

•	such lesser amount as the Board may determine.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested, expired or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan.

To date, only options have been granted under the Plan. As of February 29, 2004, options to purchase 3,308,057 shares of common stock were outstanding and 2,339,797 shares were available for future grant under this Plan.

Summary of the 2002 Stock Plan

The following is a summary of the principal features of the amended and restated Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix B.

Background and Purpose of the Plan

The Plan is intended to attract, retain and increase incentives through share ownership on the part of eligible employees, consultants, and directors who provide significant services to the Company. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company’s business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted Under the Plan

The amended and restated Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) non-statutory stock options, (3) stock purchase rights, (4) stock appreciation rights, (5) performance shares, and (6) performance units (individually, an “Award”).

Administration of the Plan

The Compensation Committee (the “Committee”) administers the Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.

Eligibility to Receive Awards

The Committee selects the participants who will be granted Awards under the Plan. Those eligible for Awards under the Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board are also eligible to participate in the Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options.

The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Committee has the discretion to select the participants. As of February 29, 2004, 747 employees and 5 non-employee directors were eligible to participate in the Plan.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 1,000,000 shares.

Exercise Price of an Option

The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the options. In the case of non-statutory stock options where the Committee expressly determines that such non-statutory stock option is granted in lieu of salary or cash bonus, the exercise price cannot be less than 85% of the fair market value (on the date of grant) of the shares covered by the option. However, non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per share exercise price will be at least 100% of the fair market value (on the date of grant) of the shares covered by the options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

When an Option Can be Exercised

An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee. In the case of incentive stock options, such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Payment of the Exercise Price

The exercise price of each option granted under the Plan may be paid by any of the methods included in a participant’s option agreement, which may include payment by cash (or certified bank check), promissory note, through the tender of certain shares that are already owned by the participant, consideration received under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or by any other consideration and method of payment to the extent permitted by applicable laws. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Stock Purchase Rights

Awards of stock purchase rights are rights to acquire or purchase shares of Company common stock. Often, the shares acquired or purchased will be considered restricted stock, which are shares that vest in accordance with the terms and conditions established by the Committee. Stock purchase rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. Unless the Committee determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may set restrictions based on the achievement of specific performance goals. The Committee will determine the number of shares granted pursuant to a stock purchase right, but no participant will be granted a right to purchase or acquire more than 100,000 shares of common stock during any fiscal year, except that a participant may be granted a stock purchase right covering up to an additional 250,000 shares in connection with his or her initial employment with the Company.

Stock Appreciation Rights

Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares/Units

Performance units and performance shares are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $2,000,000 and no participant will receive more than 100,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Changes in Capitalization

If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the Plan, the number of shares that may be issued as Awards other than options or stock appreciation rights, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, the number of shares that may be added annually to the Plan, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger or Change in Control

In the event of our change of control, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options and stock appreciation rights as to all of the shares subject to the Award. All restrictions on restricted stock and all performance goals or other vesting requirements for performance shares and units will be as determined by the Board.

Performance Goals

As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) individual objectives, (d) net income, (e) operating cash flow, (f) operating income, (g) return on assets, (h) return on equity, (i) return on sales, (j) revenue, and (k) total shareholder return.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is at the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended December 31, 2003 and (b) the weighted average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted (#)	Weighted Average Per Share Exercise Price ($)

Executive Officers
Stephanie DiMarco(1)	100,000	18.96
Dan T. H. Nye(2)	245,000	18.23
Graham V. Smith	245,000	14.28
John P. Geraci(3)	245,000	18.37
Lily S. Chang	20,000	16.55
All executive officers, as a group(4)	855,000	17.18
All directors who are not executive officers, as a group	—
All employees who are not executive officers, as a group(5)	2,013,206	18.19

(1)	Ms. DiMarco also received an option grant of 200,000 shares in January 2004.
(2)	Includes options of 160,000 shares issued in June 2003 pursuant to participation in the Company’s Stock Option Exchange program. 200,000 options were submitted for exchange under this program in December 2002 at a ratio of 0.8 to 1.
(3)	Includes options of 180,000 shares issued in June 2003 pursuant to participation in the Company’s Stock Option Exchange program. 225,000 shares were submitted for exchange under this program in December 2002 at a ratio of 0.8 to 1.
(4)	Includes options of 340,000 shares issued in June 2003 pursuant to participation in the Company’s Stock Option Exchange program. 425,000 shares were submitted for exchange under this program in December 2002 at a ratio of 0.8 to 1.
(5)	Includes options of 1,418,986 shares issued in June 2003 pursuant to participation in the Company’s Stock Option Exchange program. 1,773,733 shares were submitted for exchange under this program in December 2002 at a ratio of 0.8 to 1.

Limited Transferability of Awards

Awards granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant’s lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss

Stock Purchase Rights, Performance Shares and Performance Units.

A participant generally will not have taxable income at the time an Award of stock purchase rights (i.e., restricted stock), performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Amendment and Termination of the Plan

The Committee may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

By its terms, the amended and restated Plan will automatically terminate in 2012.

Summary

We believe strongly that the approval of the amended and restated Plan is essential to our continued success. Awards such as those provided under the amended and restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amended and restated Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 STOCK PLAN

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 2004. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

FEES TO INDEPENDENT AUDITORS FOR SERVICES RENDERED DURING YEAR 2003

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were:

	2003	2002
Audit Fees(1)	$463,025	$271,278
Audit-related Fees(2)	253,708	277,888
Tax(3)	89,312	108,745
All other fees	—	—

Total	$806,045	$657,911

(1)	The audit fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, issuance of consents, and assistance with review of documents filed with the SEC.
(2)	The audit-related fees for the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to review of internal control documentation, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)	The tax fees for the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including the preparation of tax returns and assistance with tax audits.

Under the Charter of the Audit Committee, which was approved by the Board on February 11, 2003 for implementation effective for the fiscal year ending December 31, 2003, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

For the year ended December 31, 2003, all audit fees, audit-related fees and tax fees shown in the table above were pre-approved by the Audit Committee except for those which fell into the exceptions of Section 202 of the Sarbanes-Oxley Act, which were subsequently disclosed to and ratified by the Audit Committee.

Required Vote

Stockholder ratification of the selection of PricewatehouseCoopers LLP as the Company’s independent auditors is not required by the Company’s Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company’s independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee and the Board of

Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of February 29, 2004 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (ii) each of the Company’s directors or nominees for director; (iii) the Company’s Chief Executive Officer and each of the officers (“Named Officers”) named in the Summary Compensation Table on page 27 hereof; and (iv) all directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)
5% Stockholders
SPO Partners & Company(2)	6,411,300	19.37
591 Redwood Highway, Suite 3215
Mill Valley, CA 94941

Brown Capital Management(2)	2,696,023	8.15
1201 N. Calvert Street
Baltimore, Maryland 21202

Citigroup Inc.(2)	2,105,607	6.36
399 Park Avenue
New York, NY 10043

DiMarco/Harleen Revocable Trust(3)	2,025,689	6.12
c/o Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107

Directors and Named Officers
John H. Scully(4)	6,441,300	19.47
Stephanie G. DiMarco(3)	2,025,689	6.12
Terry H. Carlitz(5)	7,000	*
James P. Roemer(6)	—	*
Wendell G. Van Auken(7)	51,505	*
William F. Zuendt(8)	47,000	*
Monte Zweben(9)	16,000	*
Dan T. H. Nye(10)	112,666	*
Graham V. Smith(11)	54,833	*
John P. Geraci(12)	111,953	*
Lily S. Chang(13)	463,856	1.40
Peter M. Caswell(14)	208,825	*
Collin A. Cohen(15)	285	*

All directors and executive officers as a group
(13 persons)	9,540,912	28.84

*	Less than 1%
(1)

The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of February 29, 2004 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.
(2)	This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.
(3)	Ms. DiMarco is President and Chief Executive Officer of the Company. Share amounts include 1,208,662 shares of Common Stock held in the name of DiMarco/Harleen Revocable Living Trust, 154,827 shares of Common Stock held in the name of DiMarco/Harleen Charitable Trust, 2,200 shares held in the name of the DiMarco/Harleen Children’s Trust, 100,000 shares held in the name of the Stephanie DiMarco Annuity Trust, 100,000 shares held in the name of the James B. Harleen Annuity Trust. In addition, includes options to purchase 460,000 shares of Common Stock exercisable within 60 days of February 29, 2004.
(4)	Includes 6,411,300 shares held by SPO Partners & Company, a company in which Mr. Scully serves as a director.
(5)	Includes options to purchase 7,000 shares of Common Stock exercisable within sixty days of February 29, 2004.
(6)	Mr. Roemer was appointed to the Board in March 2004.
(7)	Share amounts include 30,505 shares held by Wendell G. & Ethel S. Van Auken Trust. Includes options to purchase 21,000 shares of Common Stock exercisable within sixty days of February 29, 2004.
(8)	Share amounts include 9,000 shares held by the Zuendt Family Trust. Includes options to purchase 38,000 shares of Common Stock exercisable within sixty days of February 29, 2004.
(9)	Includes options to purchase 16,000 shares of Common Stock exercisable within sixty days of February 29, 2004.
(10)	Includes options to purchase 112,666, shares of Common Stock exercisable within sixty days of February 29, 2004.
(11)	Includes options to purchase 54,833 shares of Common Stock exercisable within sixty days of February 29, 2004.
(12)	Includes options to purchase 111,083 shares of Common Stock exercisable within sixty days of February 29, 2004.
(13)	Share amount include 5,000 shares held by the Lily S. Chang Charitable Remainder Trust and 210,000 Lily S. Chang Trust. In addition, includes options to purchase 241,729 shares of Common Stock exercisable within sixty days of February 29, 2004.
(14)	Includes 3,000 shares held under the Deborah Caswell Trust, 3,000 shares held under the Natasha Caswell Trust and 107,825 shares held under the Peter and Jackie Caswell Trust. Includes options to purchase 95,000 shares of Common Stock exercisable within sixty days of February 29, 2004. Mr. Caswell was President and Chief Executive Officer of the Company until May 2003.
(15)	Mr. Cohen was Executive Vice President of the Company until June 2003.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

Other than as provided in this proxy statement, based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms 5 required for such persons were filed, the Company believes that during 2003 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except that Mr. Nye and Mr. Geraci each filed one Form 4 late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee was formed in October 1995 and as of the date hereof is composed of Ms. Carlitz and Messrs. Scully and Zweben. No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

The Company has entered into indemnification agreements with each of its directors and officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 for the year ended December 31, 2003, plus two former executive officers, for services to the Company in all capacities for the last three years:

Name and Principal Position	Year	Annual Compensation(8)		Compensation Awards	All Other Compensation(1) $
		Salary $	Bonus $	Securities Underlying Options (#)

Stephanie Di Marco(2)	2003	3,406	—	100,000	13,651
Chief Executive Officer and President	2002	—	—	—	—
	2001	—	—	—	—

Dan T. H. Nye(3)	2003	240,000	58,830	245,000	11,625
Executive Vice President	2002	161,846	45,000	200,000	12,404
	2001	—	—	—	—

Graham V. Smith(4)	2003	231,846	76,830	245,000	3,456
Executive Vice President, Chief	2002	—	—	—	—
Financial Officer and Secretary	2001	—	—	—	—

John P. Geraci(5)	2003	240,000	43,830	245,000	16,982
Executive Vice President	2002	240,000	15,000	—	29,431
	2001	197,769	15,000	225,000	14,373

Lily S. Chang	2003	240,000	43,830	20,000	9,833
Executive Vice President	2002	240,000	15,000	—	15,684
	2001	240,000	45,000	75,000	20,482

Peter M. Caswell(6)	2003	90,000	—	—	311,819
Chief Executive Officer and President	2002	240,000	64,726	—	19,987
	2001	236,746	95,000	—	20,599

Collin A. Cohen(7)	2003	120,996	—	—	246,083
Executive Vice President	2002	241,992	15,000	—	11,257
	2001	241,992	45,000	75,000	13,774

(1)	Includes contributions made by the Company pursuant to the 401(k) Plan, premiums paid for life insurance where the Company is not the beneficiary, and amounts paid for health care, car allowance and parking benefits. In addition, includes severance payments of $300,000 and $240,000 made to Mr. Caswell and Mr. Cohen, respectively, in 2003.
(2)	Ms. DiMarco was not an executive officer in 2002 and 2001, but was paid $66,722 and all other compensation of $46,030, and $256,008 and all other compensation of $38,152, in 2002 and 2001, respectively.
(3)	Mr. Nye joined Advent in April 2002.
(4)	Mr. Smith joined Advent in January 2003.
(5)	Mr. Geraci joined Advent in April 2001.
(6)	Mr. Caswell left Advent in May 2003.
(7)	Mr. Cohen left Advent in June 2003.
(8)	Certain performance-based compensation payments for 2002 and 2001 were reclassified from Salary to Bonus to conform with the 2003 presentation.

Option Grants In Last Year

The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the year ended December 31, 2003.

Option Grants in 2003

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Year(2)	Exercise Price Per Share	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
						5%	10%
Stephanie DiMarco	100,000		3%	$18.96	10/17/2013	$3,088,384	$4,917,736

Dan T. H. Nye	20,000		1%	$16.55	09/26/2013	$539,164	$858,529
	65,000		2%	$17.13	06/13/2013	$1,813,693	$2,888,003
	160,000	(5)	5%	$18.88	06/05/2013	$4,920,565	$7,835,177

	245,000		8%			$7,273,422	$11,581,709

Graham V. Smith	20,000		1%	$16.55	09/26/2013	$539,164	$858,529
	225,000		7%	$14.08	02/11/2013	$5,160,338	$8,216,976

	245,000		8%			$5,699,502	$9,075,505

John P. Geraci	20,000		1%	$16.55	09/26/2013	$539,164	$858,529
	45,000		1%	$17.13	06/13/2013	$1,255,633	$1,999,386
	180,000	(5)	6%	$18.88	06/05/2013	$5,535,636	$8,814,575

	245,000		8%			$7,330,433	$11,672,490

Lily S. Chang	20,000		1%	$16.55	09/26/2013	$539,164	$858,529

Peter M. Caswell	—		—			—	—

Collin A. Cohen	—		—			—	—

(1)	All options in this table were granted under the 2002 Stock Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over a five-year period with 20% vesting on the one year anniversary of the vesting commencement date and the remainder vesting monthly thereafter, with the exception of options of 100,000 shares to Ms. DiMarco, and 20,000 shares each to Messrs. Nye, Smith and Geraci, and Ms. Chang, which were granted with accelerated vesting upon the Company’s achievement of certain financial and non-financial targets by June 30, 2005; and options of 65,000 shares to Mr. Nye, which were granted with full vesting at the date of the grant.

(2)	The Company granted options to purchase 2,977,006 shares of Common Stock to employees in 2003.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of the Company.
(4)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.
(5)	These options were issued in June 2003 as a result of options submitted for exchange in December 2002 under the Company’s Stock Option Exchange program at a ratio of 0.8 to 1.

Option Exercises and Holdings

The following table sets forth, for each of the officers in the Summary Compensation Table, certain information concerning stock options exercised during 2003, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2003.

Aggregated Option Exercises In 2003 and 2003 Year-end Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stephanie DiMarco	—	$—	453,333	96,667	$3,586,950	$—
Dan T. H. Nye	—	$—	100,667	144,333	$20,380	$16,720
Graham V. Smith	—	$—	1,000	244,000	$880	$770,470
John P. Geraci	—	$—	90,250	154,750	$4,255	$26,845
Lily S. Chang	—	$—	221,896	69,625	$124,916	$16,720
Peter M. Caswell	392,738	$7,807,789	95,000	—	$—	$—
Collin A. Cohen	42,000	$716,537	—	—	$—	$—

(1)	Market value of underlying securities based on the closing price of Company’s Common Stock on December 31, 2003 (the last trading day of 2003) on The NASDAQ National Market of $17.43 minus the exercise price.

Equity Compensation Plan Information

The following table summarizes as of December 31, 2003, the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
Equity compensation plans approved by security holders	5,136,000	$18.49	3,701,000	(1)(2)
Equity compensation plans not approved by security holders(3)	69,000	$20.30	27,000

Total	5,205,000	$18.51	3,728,000

(1)	Includes 493,000 shares available for future issuance under Advent’s 1995 Employee Stock Purchase Plan.
(2)	The Company’s 2002 Stock Plan incorporates an evergreen formula pursuant to which on December 31 of each year the aggregate number of shares reserved for issuance under the 2002 Stock Plan will increase by a number of shares equal to the lesser of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors.
(3)	Amounts correspond to Advent’s 1998 Non-statutory Stock Option Plan, described below.

Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. This plan permitted the grant of options to purchase up to 300,000 shares to be granted to eligible employees. Officers and members of the Board of Directors are not eligible to participate in this plan. The plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Only non-statutory stock options may be granted under the plan. The plan is administered by the Board of Directors. This includes the number of shares covered by each option, its exercise price, any conditions to exercise and the term of the option. Our Board of Directors generally is authorized to amend or terminate the plan, but no amendment or termination of the plan may adversely affect any option previously granted under the plan without the written consent of the participant. See Note 11 of Notes to Consolidated Financial Statements, contained in the Company’s Annual Report to Stockholders for the year ended December 31, 2003, for a further description of the terms of the plan.

Repricing Table

The following table sets forth certain information regarding all repricings of options held by any executive officer during the period that the Company has been subject to the Exchange Act reporting requirements (which period is less than 10 years):

Name	Date	Number of Securities Underlying Options/SARs repriced or Amended(#)	Market Price of Stock at Time of Repricing or Amendment($)	Exercise Price at Time of Repricing or Amendment($)	New Exercise Price($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
John Geraci Executive Vice President, Marketing and Client Services	6/5/03	225,000	$14.65	$20.90	$18.88	7 years 300 days
Dan Nye Executive Vice President, Sales and Services	6/5/03	200,000	$14.65	$28.32	$18.88	8 years 336 days

CERTAIN TRANSACTIONS

Mr. Geraci, an executive officer of the Company, entered into two loans, each at $35,000 with the Company in May 2001 and March 2002 at fixed interest rates of 4.98% and 2.78% per annum, respectively. Both loans were for general purposes with no specified due dates for repayment. During 2003, the largest aggregate indebtedness of Mr. Geraci’s loan was $72,377, including principal and interest. At December 31, 2003, the outstanding loan balance was $66,880.

Ms. DiMarco is a member of the board of directors of Latent Zero, a private company in which the Company has an investment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, the Compensation Committee of the Board of Directors (the “Committee”) consists of directors Terry H. Carlitz, John H. Scully and Monte Zweben, none of whom is an employee or officer of the Company. The Committee’s purpose is to:

•	provide oversight of the Company’s compensation policies, plans and benefits programs;

•	assist the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer (the “CEO”) and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	review and recommend for Board approval the Company’s equity compensation plans for its executive officers and employees.

One of the Compensation Committee’s objectives is to use compensation to align the interests of the executive officers with the long-term interests of the Company’s stockholders, thereby enhancing stockholder value. The Committee designs the compensation programs for the Company’s executive officers to attract, motivate and retain talented executives responsible for the success of the Company and shall be determined within a competitive framework and based on the achievement of the Company’s overall financial results and individual contributions.

To the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Elements of Compensation

Compensation for officers and key employees includes both cash and equity elements.

Cash compensation consists of base salary, which is determined by the level of responsibility, expertise and experience of the employee, and competitive conditions in the industry. Based on the experience of the Committee members and on third party compensation consultants, the Committee believes that the salaries of its officers fall within the software industry norm. In addition, cash bonuses may be awarded to officers and other key employees. Compensation of sales personnel also includes sales commissions tied to annual and quarterly targets.

The Company also adopted two cash incentive plans in the third quarter of 2003 for the Company’s senior executive officers, the Special Turnaround Incentive Compensation Plan and the Fiscal 2003 Short-Term Incentive Plan. These plans are intended to motivate the executives, link compensation to the achievement of critical business objectives, and align the interests of executives and shareholders. These plans provide incentive, target-based bonuses to the eligible executives if and when the Company meets certain financial performance objectives.

During 2003, the Committee employed independent consultants to provide advice and information relating to executive compensation. The independent consultants assisted the Committee in the creation of both the Special Turnaround Incentive Compensation Plan and the Fiscal 2003 Short-Term Incentive Plan.

Ownership of the Company’s Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the 2002 Stock Plan, which was adopted in 2002, and the 1995 Employee Stock Purchase Plan (the “Purchase Plan”), which was adopted prior to the Company’s initial public offering in November 1995, (collectively with the 2002 Stock Plan, the “Option Plans”). The Option Plans permit the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee currently administers stock option grants to employees. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. The Committee has also adopted a set of guidelines for use with option grants to employees other than executive officers which were established using information gathered by an independent third party in order to assist with option grants, and will only grant options outside of such guidelines with specific documentation regarding the reason for the differential. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. Employee contributions, limited to 15% of compensation, up to $12,000 are matched 50% by the Company, up to 6% of employee compensation. In addition to the employer matching contribution, Advent may make a profit sharing contribution to the 401(k) Plan at the discretion of the Board of Directors.

2003 Executive Compensation

Executive compensation for 2003 included base salary, cash and equity-based incentive compensation. Cash incentive compensation is designed to motivate executives to attain corporate, business unit and individual goals. The Company’s policy is to have a significant portion of an executive’s total compensation at risk based on the Company’s overall performance. Executive officers, like other employees, were eligible for option grants under the Option Plans.

Chief Executive Officer Compensation

Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. The Chief Executive Officer’s base salary level is analyzed and compared with data for comparable software companies. During 2003, in the interest of conserving cash for the Company, Ms. DiMarco agreed to receive no base cash compensation for her role as Chief Executive Officer from May 2003 through the end of the fiscal year other than a nominal amount to cover life insurance premiums and certain health care costs. Ms. DiMarco received no material compensation or benefits not provided to all executive officers during 2003.

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the tax deductibility of cash compensation paid to individual executive officers to $1 million per officer. The cash compensation to be paid to the Company’s executive officers in 2003 did not exceed the $1 million limit per individual officer.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Terry H. Carlitz

John H. Scully

Monte Zweben

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent’s financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent auditors’ qualifications, independence, and performance, and Advent’s internal accounting and financial controls.

The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent auditors are responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	reviewed and discussed the audited financial statements with PricewaterhouseCoopers LLP, Advent’s independent auditors, and Advent management;

•	discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (required communications with audit committees), SAS 99 (consideration of fraud in a financial statement audit); and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed PricewaterhouseCoopers LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the United States Securities and Exchange Commission.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, Terry H. Carlitz, Wendell G. Van Auken and William F. Zuendt, each of whom is an independent director as defined in Rule 4200(a)(154) of the Marketplace Rules of The NASDAQ Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. As defined by the rules of the United States Securities and Exchange Commission, the Board has determined that Messrs. Van Auken and Zuendt and Ms. Carlitz qualify as audit committee financial experts. Mr. Van Auken is the Chair of the Audit Committee.

The Board of Directors adopted a revised written charter for the Audit Committee on February 11, 2003.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Terry H. Carlitz

Wendell G. Van Auken

William F. Zuendt

Comparison of Total Cumulative Stockholder Return

The following graph sets forth the Company’s total cumulative stockholder return as compared to the Standard & Poor’s 500 Index and The NASDAQ Computer & Data Processing Index for the period December 31, 1998 through December 31, 2003. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stock represented in the Standard & Poor’s 500 Index and the stock represented in The NASDAQ Computer & Data Processing Index, respectively.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
Advent Software, Inc.	100.00	205.11	255.04	317.98	86.77	110.96
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
NASDAQ Computer & Data Processing	100.00	216.79	113.10	88.84	61.04	80.89

*	$100 invested on 12/31/98 in Stock or Index including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

THE BOARD OF DIRECTORS

San Francisco, California

April 7, 2004

APPENDIX A

ADVENT SOFTWARE, INC.

2004 DIRECTOR OPTION PLAN

1. Purposes of the Plan. The purposes of this 2004 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be non-statutory stock options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Advent Software, Inc., a Delaware corporation.

(g) “Director” means a member of the Board.

(h) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(i) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Inside Director” means a Director who is an Employee.

(m) “Option” means a stock option granted pursuant to the Plan.

(n) “Optioned Stock” means the Common Stock subject to an Option.

(o) “Optionee” means a Director who holds an Option.

(p) “Outside Director” means a Director who is not an Employee.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Plan” means this 2004 Director Option Plan.

(s) “Restricted Stock” means any shares granted pursuant to Section 10 hereof.

(t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 600,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares are forfeited or otherwise reacquired pursuant to a Restricted Stock agreement, such Shares shall be returned to the Plan and shall become available for reissuance thereunder (unless the Plan has terminated).

In the event that any Option or award of Restricted Stock granted under the Plan would cause the number of Shares subject to outstanding Options and awards of Restricted Stock plus the number of Shares previously purchased under Options and awards of Restricted Stock to exceed the Pool, then the remaining Shares available for Option and Restricted Stock grant shall be granted under Options and awards of Restricted Stock to the

Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options or forfeiture of Restricted Stock previously granted under the Plan.

4. Administration and Grants of Options under the Plan.

(a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

(ii) Each Outside Director shall be automatically granted an Option to purchase 30,000 Shares (the “First Option”) on the date which such person first becomes an Outside Director on or after the effective date of the Plan, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(iii) Each Outside Director shall be automatically granted an Option to purchase 6,000 Shares (a “Subsequent Option”) on the date of the annual stockholders meeting of each year provided he or she is then an Outside Director through the applicable date, and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan.

(v) The terms of a First Option granted hereunder shall be as follows:

(A) the term of the First Option shall be ten (10) years.

(B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 11 hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option. In the event that the date of grant of the First Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the First Option.

(D) subject to Section 11 hereof, the First Option shall become exercisable as to twenty percent (20%) of the Shares subject to the First Option one year after its date of grant and as to  1/60th of the Shares subject to the First Option each month thereafter, provided that the Optionee continues to serve as a Director through each such vesting date.

(vi) The terms of a Subsequent Option granted hereunder shall be as follows:

(A) the term of the Subsequent Option shall be ten (10) years.

(B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 11 hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option. In the event that the date of grant of the Subsequent Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Subsequent Option

(D) subject to Section 11 hereof, the Subsequent Option shall vest and become exercisable as to one-twelfth ( 1/12th) of the Shares subject to the Subsequent Option in equal monthly installments following the grant date, such that 100% of the Shares subject to the Subsequent

Option shall become vested and exercisable on the one-year anniversary of the date of grant, provided that the Optionee continues to serve as a Director through each relevant vesting date.

(vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. Subject to stockholder approval in accordance with Section 17, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 12, the Plan shall continue in effect for a term of ten (10) years from its effective date.

7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired directly or indirectly from the Company (x) have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval in accordance with Section 17 of the Plan has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. Subject to Section 11 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not vested as to his or her entire an Option on the date of death, the Shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10. Elections to Receive Stock In Lieu of Cash.

(a) Irrevocable Election. On the date of each annual meeting of the stockholders of the Company during the term of this Plan, commencing with the 2004 annual stockholders meeting, each Outside Director may elect to receive, in lieu of his or her annual cash retainer, committee fees and meeting fees (collectively, “Director Fees”) for the year following the meeting, Restricted Stock, by making an election (the “Election”). The Election must be in writing and delivered to the secretary of the Company prior to the date of the applicable annual meeting. Any Election made by an Outside Director pursuant to this Section 10 shall be irrevocable. The Outside Director may elect to receive 25%, 50%, 75% or 100% of the next year’s Director Fees in Restricted Stock; any balance of the Director Fees shall be paid in cash.

(b) Restricted Stock. The Restricted Stock shall be paid quarterly in advance in an amount equal to the cash compensation that would have been payable for such quarter. The Restricted Stock shall be 100% vested on the date of grant and shall have a purchase price equal to $0.01 per Share (the par value of the Common Stock).

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation or a Change in Control of the Company, outstanding Options shall become fully vested and exercisable, including as to Shares for which such Options would not otherwise be exercisable and any restrictions on Restricted Stock shall lapse. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

12. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

ADVENT SOFTWARE, INC.

2002 STOCK PLAN

(as amended and restated May 12, 2004)

1. Purposes of the Plan.

The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c) “Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Stock Purchase Rights, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Position” means as to any Performance Period, the Company’s level of cash and cash equivalents.

(h) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent

Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Advent Software, Inc., a Delaware corporation.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, The NASDAQ including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Freestanding SAR” means a SAR that is granted independently of any Option.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

(x) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(bb) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items.

(cc) “Option” means a stock option granted pursuant to the Plan.

(dd) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(ee) “Optioned Stock” means the Common Stock subject to an Award.

(ff) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(gg) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(ii) “Performance Share” means an Award granted to a Participant pursuant to Section 9.

(jj) “Performance Unit” means an Award granted to a Participant pursuant to Section 9.

(kk) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ll) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company’s pro-forma results and/or results in accordance with generally accepted accounting principles.

(mm) “Plan” means this 2002 Stock Plan, as amended and restated.

(nn) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 7 of the Plan.

(oo) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

(pp) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(qq) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue.

(rr) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

(ss) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt) “Section 16(b)” means Section 16(b) of the Exchange Act.

(uu) “Service Provider” means an Employee, Director or Consultant.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(xx) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 7 of the Plan.

(yy) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(xx) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(aaa) “Total Shareholder Return” means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a) Number of Shares. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is the total of (a) any Shares which have been reserved but not issued under the Company’s 1992 Stock Plan (the “1992 Plan”) as of the date of stockholder approval of this Plan, (b) any Shares returned to the 1992 Plan as a result of termination of options or repurchase of Shares issued under the 1992 Plan and (c) an annual increase to be added on the last day of the Company’s Fiscal Year beginning in 2002, equal to the lesser of (i) 1,000,000 shares, (ii) 2% of the outstanding shares on such date or (iii) a lesser amount determined by the Board of Directors. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced only by the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b) Share Usage.

(i) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

(ii) Notwithstanding the foregoing and, subject to adjustment provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

(iii) Subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued under Awards other than Options and SARs is twenty five percent (25)% of the aggregate total of Shares reserved but not issued under the Plan as of February 29, 2004, plus (a) any Shares that later become available for issuance hereunder as the result of Shares that would otherwise return to the 1992 Plan due to the termination of options or repurchase of Shares issued under the 1992 Plan, and (b) the number of Shares added annually to the Plan pursuant to Section 3(a)(iii), in each case after February 29, 2004. If any such Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award will not thereafter count against the foregoing limit.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(ii) No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(iv) If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(A) In the case of an Incentive Stock Option

(a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

(b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant except that if the Administrator expressly determines that such Nonstatutory Stock Option is granted in lieu of salary or cash bonus, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(A) cash;

(B) check;

(C) promissory note;

(D) other Shares which, in the case of Shares acquired directly or indirectly from the Company, (x) have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(E) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(F) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(G) any combination of the foregoing methods of payment; or

(H) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7. Stock Purchase Rights.

(a) Grant of Stock Purchase Rights. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 100,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares subject to Stock Purchase Rights.

(b) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it will advise the offeree in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree will be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer will be accepted as determined by the Administrator.

(c) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement will be determined by the Administrator and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator.

(d) Other Provisions. The Award Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

(i) General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $2,000,000 and (b) no Participant will receive more than 100,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Performance Objectives. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

10. Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares that may be added annually to the Plan pursuant to Section 3(a), the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6, 7(a), 8(b), and 9(a), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Options or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock and, with respect to Performance Shares and Performance Units, all performance goals or other vesting criteria will be as determined by the Board. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

13. No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon an Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

14. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

15. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

ADVENT SOFTWARE, INC.

C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark X votes as in this example.

1. Election of Directors

Nominees: (01) John H. Scully, (02) Stephanie G. DiMarco, (03) Terry H. Carlitz, (04) James P. Roemer, (05) Wendell G. Van Auken, (06) William F. Zuendt

FOR WITHHELD

For all nominees except as noted above

2. Proposal to approve the 2004 Director Option Plan and reserve 600,000 shares for issuance thereunder.

FOR AGAINST ABSTAIN

3. Proposal to approve the amended and restated 2002 Stock Plan.

FOR AGAINST ABSTAIN

4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for 2004.

FOR AGAINST ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature: Date: Signature: Date:

DETACH HERE ZASOC2

PROXY

ADVENT SOFTWARE, INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2004. The undersigned stockholder hereby also designates Stephanie G. DiMarco and Graham V. Smith, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, May 12, 2004 at 9:00 a.m., local time, at 301 Brannan Street, 6th Floor, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE 2004 DIRECTOR OPTION PLAN AND RESERVATION OF 600,000 SHARES FOR ISSUANCE THEREUNDER, FOR AN APPROVAL OF THE AMENDED AND RESTATED 2002 STOCK PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.

SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE